UNITED STATES

SECURITIES AND CONVERSION COMMISSION

Washington, D.C. 20549 SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Conversion Act of 1934

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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

LM Funding America Inc.

(Name of Registrant as Specified In Its Charter)

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Proxy Statement

and Notice of Special Meeting

LM Funding America, Inc.

302 Knights Run Ave, Suite 1000

Tampa, Florida 33602

March [  ], 2019

It is my pleasure to invite you to the Special Meeting of Stockholders of LM Funding America, Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”), to be held at the 302 Knights Run Ave, Suite 1000, Tampa, Florida 33602, on Apirl,8, 2019, at 2:00 p.m. Eastern Time (the “Special  Meeting”).

We are calling the Special Meeting to request our stockholders to approve:

(1)	the issuance of shares of common stock in connection with the Note Conversion (as defined below) under NASDAQ Stock Market Rules 5635(b) and 5635(d) (the “NASDAQ Proposal”); and
(2)

an adjournment of the Special Meeting, if necessary or appropriate, to establish a quorum or to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting cast in favor of the NASDAQ Proposal (the “Adjournment Proposal” and, together with the NASDAQ Proposal, collectively, the “Proposals”).

The Note Conversion is conditioned on, among other things, approval of the NASDAQ Proposal.

We are submitting the Proposals to our stockholders to reduce our debt and thereby improve our liquidity and financial flexibility and to better position the Company for growth. We intend to accomplish this through the conversion of the $3,581,982 Senior Convertible Promissory Note (the “Note Conversion”) with Craven House Capital North America, LLC, for approximately 32.2% of our Common Stock.

Our board of directors (the “Board”) considered the effects that the Note Conversion is expected to have on our Company, and unanimously determined that the substantial debt reduction, cash interest expense savings and decreased leverage contemplated by the Note Conversion is critical to unlocking stockholder value in the Company. We believe that to enhance stockholder value over the long term, we will need to deploy capital to maintain and grow strategic focus. To do that, we must reduce our debt and put ourselves in a position to access additional capital.

If we are unable to complete the proposed Note Conversion, and thereby substantially reduce our debt, we would need to pursue alternative strategies, which may include equity issuances, asset sales, alternative debt for equity conversions or other debt reduction or restructuring transactions. In our Board’s view, none of these alternatives are as likely to result in a significant reduction of leverage and preserve value for existing stockholders, as the Note Conversion.

Our Board unanimously believes that the NASDAQ Proposal and the Adjournment Proposal are each in the best interests of the Company and its stockholders and, therefore, recommends that you vote “FOR” each of the Proposals.

Details of the business to be conducted at the Special Meeting are provided in the attached Notice of Special Meeting and Proxy Statement.

You received these materials with a proxy card that indicates the number of shares that you will be entitled to vote at the Special Meeting according to our records or the records of your broker or other nominee. The Board has determined that owners of record of the Company’s common stock at the close of business on February [   ], 2019 are entitled to notice of, and have the right to vote at, the Special Meeting.

On behalf of the Board and our employees, I would like to express my appreciation for your continued interest in the Company.

By Order of the Board of Directors,

Bruce Rodgers

Chairman, Chief Executive Officer and President

March [  ], 2019

Tampa, Florida

Notice of Special Meeting of Stockholders and Proxy Statement

LM Funding America, Inc

302 Knights Run Ave

Suite 10000

Tampa, Florida 33602

April [   ], 2019

2:00 p.m. Eastern Time

To Our Stockholders:

Notice is hereby given that a Special Meeting of the Stockholders  of LM Funding America, Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”), will be held at the Company’s principal executive offices held at the 302 Knights Run Ave, Suite 1000, Tampa, Florida 33602, on April,8, 2019, at 2:00 p.m. Eastern Time (the “Special Meeting”), for the following purposes:

1.

Approve the issuance of shares of the Company’s common stock upon conversion of the Senior Convertible Promissory Note dated January 16, 2019 pursuant to NASDAQ Listing Rules 5635(b) and 5635(d) (the “NASDAQ Proposal”);

2.

Approve the adjournment of the Special Meeting, if necessary or appropriate, to establish a quorum or to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting cast in favor of the NASDAQ Proposal (the “Adjournment Proposal” and, together with the NASDAQ Proposal, collectively, the “Proposals”); and

3.	Transact such other business as may properly come before the Special Meeting and any adjournments or postponements of the Special Meeting.

Our Board of Directors unanimously recommends that stockholders vote “FOR” each of the Proposals.

Only stockholders of record at the close of business on February [   ], 2019 are entitled to notice of and to vote at the Special Meeting. For specific voting information, see “General Information” beginning on page 1 of the enclosed Proxy Statement. A list of stockholders will be available commencing February [  ], 2019, and may be inspected at our offices during normal business hours before the Special Meeting. The list of stockholders will also be available for review at the Special Meeting. If there are not sufficient votes for a quorum or to approve the items of business at the time of the Special Meeting, the Special Meeting may be adjourned or postponed to permit further solicitation of proxies.

Whether or not you attend the Special Meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to promptly vote and submit your proxy. You may vote by telephone, Internet or mail. To vote by telephone, call 1-888-XX-XXX using a touch-tone phone to transmit your voting instructions up until 10:59 p.m. Eastern Time the day before the Special Meeting date. Please have your proxy card in hand when you call and then follow the instructions. To vote electronically, access www.proxyvote.com over the Internet to transmit your voting instructions and for electronic delivery of information up until 10:59 p.m. Eastern Time the day before the Special Meeting date. Please have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. You may vote by mail by signing, dating and returning the enclosed proxy card in the enclosed envelope. If you decide to attend the Special Meeting, you will be able to vote in person, even if you have previously submitted your proxy.

By Order of the Board of Directors,

Bruce Rodgers

Chairman, Chief Executive Officer and President

March [  ], 2019

Tampa, Florida

Important Notice Regarding the Availability of Proxy Materials

for the Special Meeting of Stockholders to be held on April [   ], 2019

This notice of special meeting, the Proxy Statement and the form of proxy card are available at www.proxyvote.com. On this site, you will be able to access these materials and any amendments or supplements to these materials that are required to be furnished to stockholders.

PROXY STATEMENT

LM FUNDING AMERICA, INC. PROXY STATEMENT

Special Meeting of Stockholders - April [   ], 2019

These proxy materials are being furnished to you in connection with the solicitation of proxies by the Board of Directors (the “Board” or “Board of Directors”) of LM Funding America, Inc., a Delaware corporation (the “Company,” “LM Funding,” “we,” “us” or “our”), for use at a special meeting of stockholders and any adjournments or postponements of the meeting (the “Special Meeting”). The Special Meeting will be held at the Company’s principal executive offices, 302 Knights Run Ave, Suite 1000, Tampa, Florida 33602, on April [   ], 2019, at 2:00 p.m. Eastern Time. The Notice of Special Meeting, this Proxy Statement and the enclosed proxy card are being mailed to stockholders beginning on or about February 15, 2019.

GENERAL INFORMATION

Q. Why am I receiving these proxy materials?

A.

On January 16, 2019, we issued a Senior Convertible Promissory Note in the aggregate principal amount of $3,581,982.16 (the “Convertible Note”) to Craven House Capital North America LLC (“Craven”) that allows for the conversion of the  aggregate principal amount and accrued interest of the Convertible Note (the “Note Conversion”) for  shares of common stock, par value $0.001 per share, of the Company (“Common Stock”). The terms of the Convertible Note are more fully described below under “Proposal No. 1 – The NASDAQ Proposal.”.

The Note Conversion requires stockholder approval of the issuance of shares of Common Stock under NASDAQ Stock Market Rules 5635(b) and 5635(d) (the “NASDAQ Proposal”). The Note Conversion is expected to occur following stockholder approval of the NASDAQ Proposal.

The Note Conversion is being pursued to reduce our debt, leverage and cash interest expense, and increase our financial flexibility. The Convertible Note is due on January 10, 2020 and we are required to pay aggregate interest of $107,500. On the completion of the Note Conversion, the Company will have significantly reduced its interest expense as a result of the elimination of the Convertible Note, and we intend to use cash that we would have used to repay the Convertible Note balance to increase our working capital and to make strategic investments.

To permit us to complete the Note Conversion, we are providing these proxy materials in connection with the solicitation by our Board of proxies to be voted at the Special Meeting on the NASDAQ Proposal. If the NASDAQ Proposal is approved by our stockholders, we will complete the Note Conversion.,.

Q. What is the purpose of the Note Conversion, and why is it important?

A. The Note Conversion is conditioned on, among other things, the approval of the NASDAQ Proposal.

If completed, the Note Conversion would reduce the principal amount of our long-term debt by approximately $3.6 million. Moreover, we can reallocate the $3.6 million needed to satisfy the Convertible Note toward working capital and strategic investments.

A de-levered balance sheet may also allow us access to additional capital that could be used to grow the enterprise or otherwise enhance stockholder value through mergers or acquisitions.

If we are unable to complete the proposed Note Conversion and substantially reduce our debt, we will need to pursue alternative strategies, which may include equity issuances, asset sales, alternative debt for equity conversions or other debt reduction or restructuring transactions. Each of these alternatives involves uncertainties, potential delays and execution risks. In such an event, we expect that the end result could be more dilutive or less value-enhancing to existing stockholders than the Note Conversion, either of which could adversely affect our growth.

Q. What will happen to the Company if the Note Conversion is completed?

A. If the Note Conversion is completed, our leverage, cash flow and liquidity will be improved, which we believe will provide us with additional liquidity for working capital and to make additional strategic investments.

If the Note Conversion is consummated, as of February 12, 2019, 1,486,300 new shares of Common Stock would be issued to Craven, which would represent approximately 32.2% of our total outstanding Common Stock on such date after giving effect to the Note Conversion.

Q. What are the recommendations of the Board?

A. The Board unanimously recommends that you vote FOR the approval of each of the Proposals. The reasons for this recommendation are more fully described below under the caption “Proposal No. 1 – The NASDAQ Proposal.”

Q. When and where is the Special Meeting?

PROXY STATEMENT

A. The Special Meeting will be held at 302 Knights Run Ave, Suite 1000, Tampa, Florida 33602, on April [   ], 2019, at 2:00 p.m. Eastern Time.

Q. Who can attend and vote at the Special Meeting?

A. Stockholders as of the close of business on February [   ], 2019 (the “Record Date”) are entitled to attend and vote at the Special Meeting. We will make available at our executive offices an alphabetical list of stockholders entitled to vote at the Special Meeting for examination by any stockholder during ordinary business hours beginning 10 days before the Special Meeting.

Q. How do I vote my shares?

A.	If your shares are held in your name, you may vote your shares or submit a proxy to have your shares voted by one of the following methods:
•

By Internet. You may submit a proxy electronically by the Internet at www.proxyvote.com. Please have your proxy card, which includes your personal control number, on hand when you log onto the website. Internet voting will close and no longer be available as of 10:59 p.m. Eastern Time on March [  ], 2019.

•

By Telephone. You may submit a proxy by telephone using the toll-free number listed on the proxy card. Please have your proxy card in hand when you call. Telephone voting will close and no longer be available as of 10:59 p.m. Eastern Time on March [  ], 2019.

•	By Mail. If you request paper copies of the proxy materials by mail, you may submit a proxy by signing, dating and returning your proxy card in the pre-addressed envelope provided.
•	In Person. You may vote in person at the Special Meeting by completing a ballot; however, attending the meeting without completing a ballot will not count as a vote.

If you vote by granting a proxy, the proxy holders will vote the shares according to your instructions. If you submit a proxy without giving specific voting instructions, the proxy holders will vote those shares as recommended by our Board. If you plan to vote in person at the Special Meeting and your shares are held in your name, please bring proof of identification. Even if you currently plan to attend the Special Meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the Special Meeting.

If your shares are held in “street name” by your broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee that you must follow for your shares to be voted. We expect Internet and telephone voting to be offered to street name stockholders. You also may vote in person at the Special Meeting if you obtain a legal proxy from your broker, bank or other nominee. Please consult the voting instruction form or other information sent to you by your broker, bank or other nominee to determine how to obtain a legal proxy in order to vote in person at the Special Meeting. If you plan to vote in person at the Special Meeting and you have obtained a legal proxy from your broker, bank or other nominee, please bring proof of identification. If your shares are held in street name in a brokerage account or by a bank or other nominee, you must provide your broker with instructions on how to vote your shares for your shares to be voted on Proposals 1 and 2. If you do not instruct your broker on how to vote these proposals, your shares will not be voted on these matters.

Q. What are my voting choices?

A. You may vote “FOR” or “AGAINST” or you may “ABSTAIN” from voting on any proposal to be voted on at the Special Meeting. Your shares will be voted as you specifically instruct. If you sign your proxy or voting instruction card without giving specific instructions, your shares will be voted according to the recommendations of our Board and in the discretion of the proxy holders on any other matters that properly come before the meeting.

Q. How many shares can I vote?

A. Each record holder of Common Stock is entitled to one vote for each share held, provided, however, that holders of shares of our Common Stock issued upon conversion of the Convertible Note prior to stockholder approval of Proposal 1 - the NASDAQ Proposal will not be permitted to vote such shares with respect to “Proposal 1 - the NASDAQ Proposal”.

Q. Can I change or revoke my vote?

A. Yes. Even if you submitted a proxy by telephone or by the Internet or if you signed the proxy card in the form accompanying this Proxy Statement, you may revoke your proxy and change your vote. You can revoke your proxy any time before it is exercised by giving written notice to the Corporate Secretary specifying such revocation. You also may revoke your proxy by a later-dated proxy by telephone or by the Internet or by timely delivery of a valid, later-dated proxy by mail or by voting by ballot at the Special Meeting. Your attendance at the Special Meeting in itself will not automatically revoke a previously submitted proxy. However, if you hold your shares through a broker, bank or nominee and have instructed your broker, bank or nominee how to vote your shares, you must follow directions received from the broker, bank or nominee to change your vote or to vote at the Special Meeting.

Q. What constitutes a Quorum?

A. There must be a quorum for the Special Meeting to be held. A quorum is the presence at the Special Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Special Meeting. Proxies that are voted “FOR,” “AGAINST” or “ABSTAIN” on a matter are treated as being present at the Special Meeting for purposes of

PROXY STATEMENT

establishing a quorum and also treated as shares “represented and voting” at the Special Meeting regarding that matter.

Since there are no routine matters being voted on at the Special Meeting, we will not have any broker non-votes, which are described in more detail below, at the Special Meeting.

As of the close of business on February 12, 2019, there were 3,134,262 shares of our Common Stock outstanding and entitled to vote at the Special Meeting.

Q. What is a broker non-vote?

A. Generally, a broker non-vote occurs when a bank, broker or other nominee that holds shares in “street name” for customers is precluded from exercising voting discretion on a particular proposal because (1) the beneficial owner has not instructed the bank, broker or other nominee how to vote, and (2) the bank, broker or other nominee lacks discretionary voting power to vote the shares. A bank, broker or other nominee does not have discretionary voting power for the approval of “non-routine” matters without specific voting instructions from the beneficial owners of the shares.

If the proposals to be acted on at any meeting include both routine and non-routine matters, the banker, broker or other nominee may turn in a proxy card for uninstructed shares that votes on routine matters but not on non-routine matters. Each of the NASDAQ Proposa, and the Adjournment Proposal is considered a non-routine matter. As a result, banks, brokers and other nominees are not allowed to vote on these matters unless they have received voting instructions from the beneficial owner of the shares. Your bank, broker or other nominee will send you instructions on how you can instruct them to vote on the Proposals. If you do not provide voting instructions, your bank, broker or other nominee will not vote your shares on the Proposals.

Q. How many votes are needed to approve each of the Proposals?

A. The approval of the NASDAQ Proposal requires the affirmative vote of a majority of the shares of Common Stock present at the Special Meeting, in person or represented by proxy. Abstentions will have the same effect as a vote AGAINST the NASDAQ Proposal. The approval of the Adjournment Proposal requires the affirmative vote of a majority of the shares of Common Stock present at the Special Meeting, in person or represented by proxy. Abstentions will have the same effect as a vote AGAINST the Adjournment Proposal.

The voting requirements for each proposal are more fully described below under the caption “The Special Meeting—Vote Required for Approval.”

Q. What do I need to do now?

A. We urge you to read this Proxy Statement carefully. Then mail your completed, dated and signed proxy card in the enclosed return envelope as soon as possible so that your shares can be voted at the Special Meeting. Holders of record also may vote by telephone or Internet by following the instructions on the proxy card.

Q. What happens if I do not respond or if I respond and fail to indicate my voting preference or if I abstain from voting?

A. If you fail to sign, date and return your proxy card or fail to vote by telephone or Internet as provided on your proxy card, your shares will not be counted toward establishing a quorum for the Special Meeting.

If you submit your proxy but abstain from voting on one or more Proposals, your shares will be counted as present at the meeting for the purpose of determining if a quorum exists.

If your shares are held in street name and you do not provide voting instructions to your broker as described above, your broker does not have the discretionary authority to vote your shares regarding the Proposals.

Q. What will happen if the NASDAQ Proposal is not approved?

A. If the NASDAQ Proposal is not approved, the proposed Note Conversion will not be completed. If we are unable to complete the proposed Note Conversion and thereby substantially reduce our debt, we will need to pursue alternative strategies, which may include equity issuances, asset sales, alternative debt for equity conversions or other debt reduction or restructuring transactions, with each alternative potentially resulting in significantly less value to existing stockholders.

Q. Am I entitled to appraisal rights?

A. No. You will have no right under Delaware law to seek appraisal of your shares of our Common Stock in connection with the proposals.

Q. Can I vote on other matters?

A. We do not expect any other matter to come before the meeting. If any other matter is properly presented at the Special Meeting, the signed proxy gives the individuals named as proxies authority to vote the shares on that matter at their discretion.

Q. Can I obtain an electronic copy of the proxy material?

A. Yes, this Proxy Statement, the accompanying notice of Special Meeting and the proxy card are available on the Internet at

www.proxyvote.com.

Q. What happens if the Special Meeting is adjourned or postponed?

PROXY STATEMENT

A. Although it is not expected, the Special Meeting may be adjourned or postponed for the purpose of soliciting additional proxies. Any adjournment or postponement may be made without notice, other than by an announcement made at the Special Meeting, by approval of the holders of a majority of the outstanding shares of our Common Stock present in person or represented by proxy at the Special Meeting, whether or not a quorum exists. Any adjournment or postponement of the Special Meeting for the purpose of soliciting additional proxies will allow stockholders who have already sent in their proxies to revoke them at any time before their use.

Q. Who is soliciting my proxy, and what are the costs?

A. We will bear all costs incurred in the solicitation of proxies, including the preparation, printing and mailing of the Notice of Availability and related proxy materials. In addition to solicitation by mail, our directors, officers and employees may solicit proxies personally or by telephone, email, facsimile or other means. These directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. We may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of Common Stock held by such persons, and we may reimburse those brokerage houses and other custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith. To assist in the solicitation of proxies, we may engage a proxy solicitation firm for a fee of a approximately $10,000, plus out-of-pocket expenses.

If you have any questions about this Proxy Statement or the Special Meeting, please contact Investor Relations at LM Funding America, Inc., 302 Knights Run Avenue, Suite 1000, Tampa, Florida 33602, or by telephone at (813) 222-8996.

Q. Who can help answer my other questions?

A. If your shares are held in an account at a broker, dealer, commercial bank, trust company or other nominee, you also should call that broker or other nominee for additional information.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in or incorporated by reference into this Proxy Statement, or filings with the Securities and Conversion Commission (the “SEC”) and our public releases contain forward looking statements intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Conversion Act of 1934, as amended (the “Conversion Act”). These forward-looking statements include information concerning the anticipated benefits of the Acquisition Transaction (as defined below) and the Note Conversion,  , future financial results, , and also include those statements accompanied by or that otherwise include the words “will,” “may,” “could,” “believes,” “expects,” “anticipates,” “intends,” “estimates,” “projects,” “predicts,” “target,” “goal,” “plans,” “objective,” “potential,” “should,” or similar expressions or variations on such expressions that convey the uncertainty of future events or outcomes. For such statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, including Section 27A of the Securities Act and Section 21E of the Conversion Act. We have based these forward-looking statements on our current expectations and assumptions about future events. These statements are based on certain assumptions and analyses made by us because of our experience and our perception of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances. Although we believe that the expectations reflected in these forward- looking statements are reasonable, we can give no assurance that these expectations will prove to be correct. We undertake no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

These forward-looking statements involve risk and uncertainties. Important factors that could cause actual results to differ materially from our expectations include, but are not limited to, the following risk and uncertainties:

• the inability to complete the Note Conversion due to the failure to obtain approval of our stockholders of the NASDAQ Proposal ;

• our ability to recognize the anticipated benefits of the Note Conversion or otherwise address our near term liquidity needs;

• costs related to the Note Conversion ;

• other factors discussed in “Risk Factors” and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2018, our Annual Report on Form 10-K for the year ended December 31, 2017, and in our other public filings, or press releases.

Any of these factors and other factors in this Proxy Statement or any documents incorporated by reference could cause our actual results to differ materially from the results implied by these or any other forward-looking statements made by us. Although we believe our plans, intentions and expectations reflected in the forward-looking statements we make are reasonable, we can give no assurance that we will achieve these plans, intentions or expectations. Our assumptions about future events may prove to be inaccurate. We caution you that the forward-looking statements contained in this Proxy Statement are not guarantees of future performance, and we cannot assure you that those statements will be realized or the forward-looking events and circumstances will occur. All forward-looking statements speak only as of the date of this Proxy Statement.

We do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise, except as required by law. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

PROXY STATEMENT

THE SPECIAL MEETING

Time, Place and Purpose of the Special Meeting

This Proxy Statement is being furnished to our stockholders for the solicitation of proxies by our Board for use at our Special Meeting to be held at 302 Knights Run Avenue, Suite 1000, Tampa, FL 33602, on April [   ], 2019, at 2:00 p.m. Eastern Time, and at any adjournments or postponements of the meeting:

The Special Meeting is being called to request approval by our stockholders of:

• the issuance of shares of Common Stock in connection with the Note Conversion under NASDAQ Stock Market Rules 5635(b) and 5635(d);and

• the adjournment of the Special Meeting, if necessary or appropriate, to establish a quorum or to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting cast in favor of one or both of the Transaction Proposals.

Recommendation of the Board of Directors

Our Board unanimously recommends that you vote “FOR” the NASDAQ Proposal, and “FOR” the Adjournment Proposal, if necessary or appropriate.

Record Date and Quorum

Stockholders as of the close of business on February [   ], 2019 are entitled to attend and vote at the Special Meeting.

There must be a quorum for the Special Meeting to be held. A quorum is the presence at the Special Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Special Meeting. Proxies that are voted “FOR,” “AGAINST” or “ABSTAIN” on a matter are treated as being present at the Special Meeting for purposes of establishing a quorum and also treated as shares “represented and voting” at the Special Meeting with respect to such matter.

Any abstentions will be counted in determining whether a quorum is present at the Special Meeting.

As of the close of business on February [   ], 2019, there were 3,134,262 shares of our Common Stock outstanding and entitled to vote at the Special Meeting

Vote Required for Approval

The approval of the NASDAQ Proposal requires the affirmative vote of a majority of the shares of Common Stock present at the Special Meeting, in person or represented by proxy. Abstentions will have the same effect as a vote against the NASDAQ Proposal.  Brokers, banks and other financial institutions cannot vote your stock on your behalf for this proposal if you have not provided instructions on your voting instruction form; for your vote to be counted, you must submit your voting instructions to your broker or custodian. Broker non-votes will not be counted as present and are not entitled to vote on this proposal.

The approval of the Adjournment Proposal requires the affirmative vote of a majority of the shares of Common Stock present at the Special Meeting, in person or represented by proxy. Abstentions will have the same effect as a vote against the Adjournment Proposal.  Brokers, banks and other financial institutions cannot vote your stock on your behalf for this proposal if you have not provided instructions on your voting instruction form; for your vote to be counted, you must submit your voting instructions to your broker or custodian. Broker non-votes will not be counted as present and are not entitled to vote on this proposal.

Shares Held by Company Directors and Executive Officers

As of the close of business on February [   ], 2019, the Record Date, the Company’s directors and executive officers held and are entitled to vote, in the aggregate, 878,178 shares of Common Stock, representing approximately 28.0% of the total number of shares of Common Stock outstanding as of the Record Date.

The directors and executive officers of the Company intend to vote their shares “FOR” the Transaction Proposals and “FOR” the Adjournment Proposal, if necessary or appropriate, to solicit additional proxies.

Voting of Proxies

If your shares are held in your name, you may vote your shares or submit a proxy to have your shares voted by one of the following methods:

• By Internet. You may submit a proxy electronically by the Internet at www.proxyvote.com. Please have your Notice of Availability or proxy card, which includes your personal control number, on hand when you log onto the website. Internet voting will no longer be available as of 10:59 p.m. Eastern Time on March [  ], 2019.

• By Telephone. You may submit a proxy by telephone using the toll-free number listed on the proxy card or your Notice of Availability. Please have your proxy card or Notice of Availability in hand when you call. Telephone voting will no longer be available as of 10:59

p.m. Eastern Time on March [  ], 2019.

•	By Mail. If you request paper copies of the proxy materials by mail, you may submit a proxy by signing, dating and returning your proxy card in the pre-addressed envelope provided.
•	In Person. You may vote in person at the special meeting by completing a ballot; however, attending the meeting without completing a

PROXY STATEMENT

ballot will not count as a vote.

If you vote by granting a proxy, the proxy holders will vote the shares according to your instructions. If you submit a proxy without giving specific voting instructions, the proxy holders will vote those shares as recommended by our Board. If you plan to vote in person at the Special Meeting and your shares are held in your name, please bring proof of identification. Even if you currently plan to attend the Special Meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the Special Meeting.

If your shares are held in “street name” by your broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee that you must follow for your shares to be voted. We expect Internet and telephone voting to be offered to street name stockholders. You also may vote in person at the Special Meeting if you obtain a legal proxy from your broker, bank or other nominee. Please consult the voting instruction form or other information sent to you by your broker, bank or other nominee to determine how to obtain a legal proxy in order to vote in person at the Special Meeting. If you plan to vote in person at the Special Meeting and you have obtained a legal proxy from your broker, bank or other nominee, please bring proof of identification. If your shares are held in street name in a brokerage account or by a bank or other nominee, you must provide your broker with instructions on how to vote your shares for your shares to be voted on Proposals 1 and 2. If you do not instruct your broker on how to vote these proposals, your shares will not be voted on these matters.

Revocability of Proxies

You have the right to change or revoke your proxy at any time before the vote taken at the special meeting by:

•	attending the Special Meeting and voting in person;
•	properly submitting a later-dated proxy either by mail, the Internet or telephone; or
•	delivering a written notice to our Corporate Secretary before the vote at the Special Meeting.

Please note that if you hold your shares in “street name” through a broker, bank or other nominee and you have instructed your broker, bank or other nominee to vote your shares, the above-described options for changing your vote do not apply, and instead you must follow the instructions received from your broker, bank or other nominee to change your vote.

Adjournments and Postponements

Although we do not expect this, we may adjourn or postpone the Special Meeting for the purpose of soliciting additional proxies. Any adjournment or postponement may be made without notice, other than by an announcement made at the Special Meeting, by the Chairman of the meeting, or by approval of the holders of a majority of the outstanding shares of our Common Stock present in person or represented by proxy at the Special Meeting, whether or not a quorum exists. Any adjournment or postponement of the Special Meeting to solicit additional proxies will allow stockholders who already have sent in their proxies to revoke them at any time before their use.

Rights of Dissenting Stockholders

Stockholders have no right under Delaware law to seek appraisal of their Common Stock in connection with the Proposals.

Solicitation of Proxies; Payment of Solicitation Expenses

We will bear all costs incurred in the solicitation of proxies, including the preparation, printing and mailing of the Notice of Availability and related proxy materials. In addition to solicitation by mail, our directors, officers and employees may solicit proxies personally or by telephone, email, facsimile or other means. These directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. We may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of Common Stock held by such persons, and we may reimburse those brokerage houses and other custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith. To assist in the solicitation of proxies, we may enage a proxy solicitation firm which we expect would cost us approximately $10,000, plus out-of-pocket expenses.

Other Matters

The Board knows of no other matters to be brought before the Special Meeting. If any other matters are properly brought before the Special Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented by the proxy in accordance with their best judgment on such matters, under applicable laws.

Questions and Additional Information

If you have more questions about the Proposals or Conversion Transaction, need assistance in submitting your proxy or voting your shares or need additional copies of this Proxy Statement or the enclosed proxy card, you should contact us in writing at: LM Funding America, Inc. Attention: Investor Relations 302 Knights Run Avenue, Tampa, Florida 33602  (813) 222-8996 investors@lmfunding.com.

PROXY STATEMENT

PROPOSAL NO. 1 - THE NASDAQ PROPOSAL

General Description of Proposal

Our common stock is listed on the NASDAQ Capital Market (“NASDAQ”) and we are subject to NASDAQ’s rules and regulations. The issuance of Common Stock upon conversion of the Convertible Note may implicate certain of the NASDAQ listing standards requiring prior stockholder approval in order to maintain our listing on NASDAQ, including the following:

•

NASDAQ Listing Rule 5635(b) requires stockholder approval when any issuance or potential issuance will result in a "change of control" of the issuer (which may be deemed to occur if after a transaction a single investor or affiliated investor group acquires, or has the right to acquire, as little as 20% of the common stock (or securities convertible into or exercisable for common stock) or voting power of an issuer and such ownership would be the largest ownership position of the issuer). Stockholders should note that a "change of control" as described under Rule 5635(b) applies only with respect to the application of such rule, and does not constitute a "change of control" for purposes of Delaware law, our organizational documents, or any other purpose.

•

NASDAQ Listing Rule 5635(d) requires stockholder approval prior to the issuance of securities in connection with a transaction other than a public offering involving: (1) the sale, issuance or potential issuance by the Company of Common Stock (or securities convertible into or exercisable for Common Stock) at a price less than the greater of book or market value of the Common Stock, which, together with sales by officers, directors or substantial stockholders of the Company, equals 20% or more of the Common Stock or 20% or more of the voting power outstanding before the issuance; or (2) the sale, issuance or potential issuance by the Company of Common Stock (or securities convertible into or exercisable for Common Stock) equal to 20% or more of the Common Stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the Common Stock.

The stockholders of the Company are being asked to approve the issuance of the Company’s Common Stock issuable upon conversion of the Convertible Note for purposes of NASDAQ Listing Rules 5635(b) and 5635(d). Our Board of Directors believes that the Note Conversion is in the best interest of stockholders because it will enable us to reduce our debt and thereby improve our liquidity and financial flexibility and to better position the Company for growth.

This proposal is referred to in this Proxy Statement as the “NASDAQ Proposal” or “Proposal 1.”

Background

In early 2018, the Company completed a restructuring of its operations and generated positive net income for the six months ended June 30, 2018. As part of its effort to further stabilize operations, on November 1, 2018, the Company closed an underwritten public offering of 2,500,000 shares of its Common Stock (or pre-funded warrants to purchase Common Stock in lieu thereof) and common warrants to purchase up to 2,500,000 shares of the Company’s Common Stock pursuant to which the Company received gross proceeds of approximately $6.0 million. During the marketing of its underwritten offering, the management of the Company met the representatives of Craven, who invested in the offering.

On January 16, 2019, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Craven and IIU, Inc., a Virginia corporation (“IIU”) pursuant to which the Company purchased all of the issued and outstanding capital stock of IIU (the “Acquired Shares” and such sale and purchase of the Acquired Shares, the “Acquisition Transaction”).  The purchase price paid by the Company for the Acquired Shares consisted of (1) the Company’s cancellation of all principal and interest outstanding under Craven’s promissory note in the aggregate principal amount of $1,500,000, dated November 3, 2018, payable to the Company and (2) the Company’s issuance of the Convertible Note.   Under the terms of the Convertible Note and applicable NASDAQ Listing Rules, the approval of our stockholders is required for the conversion of the Convertible Note into shares of our Common Stock. See “- Necessity of Stockholder Approval” below.

Description of the Convertible Note

The Company issued the Convertible Note on January 16, 2019, as partial consideration for the Acquisition Transaction.  The Convertible Note bears interest at 3% per annum, with principal and accrued interest payable at maturity 360 days after the closing of the Acquisition Transaction, unless converted earlier pursuant to the terms of the Convertible Note. The Convertible Note is secured by all of the assets of the Company. The Convertible Note cannot be prepaid by the Company prior to maturity or conversion.  On the maturity date, if the Company has obtained the stockholder approval described in this Proposal 1, the holder of the Convertible Note will have the right, but not the obligation, to convert the outstanding principal balance of the Convertible Note and accrued interest then due into shares of Common Stock at a conversion price of $2.41 per share, subject to adjustment for stock dividends, stock splits and similar events (the “Conversion Price’). In addition, from and after such stockholder approval and so long as there is no event of default under the Convertible Note, the Company may effect the conversion of all, but not less than all, of the outstanding principal balance of the Convertible Note and accrued interest then due at the Conversion Price.

The obligations under the Convertible Note may be accelerated upon the occurrence of specified events of default including (a) the Company’s failure to pay any amount payable under the Convertible Note on the date due and payable; (b) the occurrence of an event of default under, redemption of or acceleration prior to maturity of indebtedness of the Company exceeding $100,000, in the aggregate, or notice from a lender of a financial covenant default under any of the Company’s loan documents that is not cured within 20 business days; (c) commencement of certain specified dissolution, liquidation, insolvency, bankruptcy, reorganization, or similar cases or actions by or against the Company or any of its subsidiaries, in specified circumstances unless, if instituted against the Company or any subsidiary by a third party, it is not dismissed within 30 days; (d) the entry of a final judgment for the payment of money against the Company or any of its subsidiaries in

PROXY STATEMENT

excess of $50,000, unless covered by insurance or an indemnity the proceeds of which are received within 30 days; (e) the Company’s or any subsidiary’s failure to pay when due, subject to any applicable grace period, indebtedness exceeding $25,000; (f) the Company’s failure to perform or observe any material representation, warranty, covenant or other term of condition in the Convertible Note, Purchase Agreement or related documents, subject to a five-day cure period; (g) the occurrence of a change in control (as defined in the Convertible Note) and (h) the Company’s issuance, offer, sale, grant of any option or right to purchase, or other disposition (or any announcement in connection with any of the foregoing) of any equity security or any equity-linked or related security, or any convertible securities, without the prior written consent of the holder of the Convertible Note, except to the extent allowed under any existing agreements of the Company.

As long as the Convertible Note is outstanding, the Company may not enter into a Fundamental Transaction (as defined in the Convertible Note) unless the holder of the Convertible Note approves the Fundamental Transaction and the successor entity assumes in writing all of the obligations of the Company under the Convertible Note, the Purchase Agreement and any other documents entered into by the parties in connection with the Acquisition Transaction in form and substance satisfactory to the holder of the Convertible Note.

Craven has informed the Company that it currently intends to convert the Convertible Note immediately following approval of this Proposal 1, if it is approved.

Number of Shares Potentially Issuable

As of February 12, 2019, [3,134,262] shares of our common stock were issued and outstanding.  The following table shows the pro forma impact of the Note Conversion at the Conversion Price on the ownership of our Common Stock (in thousands) as of February 12, 2019:

	Before Note Conversion		Pro Forma for the Note Conversion
	No. of Shares	Percentage of Common	No. of Shares	Percentage of Common
Existing non-Craven Holders of Common Stock	2,494	80.0%	2,494	54.0%
Craven (1)	640	20.0%	2,127	46.0%
Total	3,134	100.0%	4,621	100.0%

(1) Assumes conversion is conducted at a ratio of $2.41 per share.

Necessity of Stockholder Approval

As a result of being listed for trading on NASDAQ, issuances of the Company’s Common Stock are subject to the NASDAQ Listing Rules, including Nasdaq Listing Rules 5635(b) and (d).

NASDAQ Listing Rule 5635(b) requires stockholder approval before the issuance of securities when the issuance or potential issuance of securities will result in a change of control of the Company. NASDAQ defines a change of control as occurring when, as a result of an issuance, an investor or a group would own, or have the right to acquire, 20% or more of the outstanding shares of common stock or voting power of a company, and such ownership or voting power would be the largest ownership position.  As of January 31, 2019, the Note Conversion would result in the holders of the Note owning [   ] shares of our Common Stock, which would exceed 20% of our Common Stock as of such date.

In addition, NASDAQ Listing Rule 5635(d) requires stockholder approval in connection with a transaction other than a public offering involving the sale or issuance by the issuer of common stock (or securities convertible into common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for a price that is less than the greater of book or market value of the stock on the date we enter into a binding agreement for the issuance of such securities. Accordingly, the Convertible Note may not be converted into in excess of [    ] shares of our Common Stock,  which represents approximately 19.9% of the Common Stock outstanding immediately prior to the issuance of the Convertible Note. On January 16, 2019, the conversion of $3,581,982 principal amount of the Note at the Conversion Price would result in the issuance of 1,486,300 shares of Common Stock, which is more than 19.9% of our Common Stock outstanding immediately before the closing of the Acquisition Transaction and the issuance of the Convertible Note at a discount to the book value of our Common Stock on the date of the Convertible Note.

Accordingly, we are requesting in this Proposal 1 that our stockholders approve, in accordance with NASDAQ Marketplace Rules 5635(b) and (d), the issuance of shares of Common Stock exceeding 19.9% of the number of shares outstanding on January 16, 2019 or [    ] shares, upon the Note Conversion.

Consequences of Failure to Obtain Stockholder Approval

 If this stockholder approval is not obtained and we are unable to consummate the Note Conversion, the Company will be required to seek additional capital to repay the Convertible Note in cash, which may include equity issuances, assets sales, alternative debt for equity

PROXY STATEMENT

conversions or other restructuring transactions, which may not be on commercially reasonable terms and may negatively impact stockholders at that time. If the Company elects to seek additional capital with the issuance of new shares, it is also likely that the Company may again need to seek stockholder approval at a future special or annual meeting of stockholders for the issuance of those shares, may need to seek alternative means to finance the payment, or may take such other actions as the Board deems advisable and in the best interests of the Company and its stockholders at that time.

The information set forth in this Proposal 1, including the description of certain terms and provisions of the Convertible Note, is qualified in its entirety by reference to the actual terms of the agreements entered into in connection with the Acquisition Transaction (including, but not limited to, the Purchase Agreement and the Convertible Note), which are included as exhibits to our Current Report on Form 8-K filed with the SEC on January 17, 2019.  In addition, the form of Convertible Note is included as Annex A to this Proxy Statement.

Recommendation

Our Board recommends a vote “FOR” Proposal 1.

PROPOSAL NO. 2 - ADJOURNMENT PROPOSAL

Our Board is asking our stockholders to approve an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Proposal 1 – the NASDAQ Proposal.

This proposal is referred to in this Proxy Statement as the “Adjournment Proposal” or “Proposal 2.”

Approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast on the matter, assuming a quorum is present at the meeting. Because this vote is a non-routine matter under applicable rules, your bank, broker or other nominee cannot vote without instructions from you.

Recommendation

Our Board recommends a vote “FOR” Proposal 2.

STOCK OWNERSHIP MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Conversion Act requires our directors, Section 16 officers and persons who beneficially own more than 10% of our Common Stock to file initial reports of ownership on Form 3 and reports of changes of ownership on Forms 4 and 5 with the SEC. These Section 16 officers, directors and 10% beneficial owners are also required to furnish us with copies of all Section 16(a) forms that they file. Specific due dates for these reports have been established by regulation, and we are required to report in this Proxy Statement any failure to file by these dates in 2019.

Based solely on our review of reports and written representations that no other reports were required, we believe that all required reports were filed timely.

PROXY STATEMENT

Security Ownership of Management and Certain Beneficial Owners

The following table shows, as of February [   ], 2019, beneficial ownership of our Common Stock by our directors, our named executive officers, all directors and executive officers as a group and all persons who were known to us to be the beneficial owners of more than 5% of our outstanding shares:

Name	Number of Shares of Common Stock Owned(1)	Percent(2)
5% Stockholders:
Craven House Capital North America LLC (1)	648,496	20.7%
Hudson Bay Capital Management LP (1)	225,271	7.2%
Heights Capital Management (1)	163,742	5.2%
Bruce M. Rodgers Revocable Trust (2)	109,562	3.5%
Carollinn Could Revocable Trust (2)	109,562	3.5%

Directors and Executive Officers:
Bruce M. Rodgers.(3)	224,652	7.2%
Carollinn Gould(3)	224,652	7.2%
Mark J. Pajak(4)	648,496	20.7%
Douglas I. McCree(5)	1,050	*
Joel E. Rodgers, Sr(6)	100	*
Martin A. Traber(7)	1,100	*
Andrew Graham(8)	180	*
Fred MillsI(9)	2,600	*
Richard Russell	-	*
Ryan Duran	-	*
All executive officers and directors as a group (10 persons)	878,178	28.0%
Other Beneficial Owners:

Heights Capital Management, Inc	163,742	5.2%
Hudson Bay Capital Management L.P.	225,271	7.2%

* Represents less than 1% of beneficial ownership.

(1) Includes 648,496 shares of common stock but excludes 640,000 shares of common stock issuable upon the exercise of warrants.

(2) Includes 109,562 shares of common stock but excludes 13,242 shares of common stock issuable upon the exercise of warrants held by the two revocable trusts. Bruce M. Rodgers, Carollinn Gould and their family, including trusts or custodial accounts of minor children of each of Mr. Rodgers and Ms. Gould, own 100% of the outstanding membership interests of each trust.

(3) Includes 219,124 shares beneficially owned by Bruce M. Rodgers Revocable Trust and Carol Linn Gould Revocable Trust, 4,267 shares beneficially owned by BRR Holding, LLC, 1,160 shares beneficially owned by Bruce M. Rodgers IRA, and 100 shares beneficially owned by Carollinn Gould IRA, which does not include 13,242 shares in the case of Bruce M. Rodgers Revocable Trust and Carol Linn Gould Revocable Trust, 150 shares in the case of BRR Holding, LLC and 390 shares in the case of Bruce M. Rodgers IRA are issuable upon the exercise of warrants to purchase shares of common stock. Bruce M. Rodgers is the sole Trustee of the Bruce M. Rodgers Revocable Trust and Carollinn Gould is the sole Trustee of the Carol Linn Gould Revocable Trust. Bruce M. Rodgers, Carollinn Gould and their family, including trusts or custodial accounts of minor children of each of Mr. Rodgers and Ms. Gould owns 100% of the outstanding membership interests of BRR Holding, LLC, and therefore Mr. Rodgers and Ms. Gould may be deemed to have shared voting and investment power for all 2,367,840 shares owned by both Trusts and BRR Holding, LLC.

(4) Includes 648,496 shares of common stock owned by Craven House Capital North America LLC but excludes 640,000 shares of common stock issuable upon the exercise of warrants at an exercise price of $2.41.

(5) Includes 1,050 shares of common stock, 500 shares of common stock issuable upon the exercise of warrants at an exercise price of $125.00 and 333 shares of common stock issuable upon the exercise of options at an exercise price of $10.00 that are currently exercisable or become exercisable within 60 days after the record date of April 28, 2017. This amount excludes 167 options that are not exercisable 60 days after the record date of April 28, 2017.

(6) Includes 100 shares of common stock, 100 shares of common stock issuable upon the exercise of warrants at an exercise price of $125.00, and 333 shares of common stock issuable upon the exercise of options at an exercise price of $10.00 that are currently exercisable or become exercisable within 60 days after the record date of April 28, 2017. This amount excludes 167 options that are not exercisable 60 days after the record date of April 28, 2017.

(7) Includes 1,100 shares of common stock, 1,000 shares of common stock issuable upon the exercise of warrants at an exercise price of $125.00, and 333 shares of common stock issuable upon the exercise of options at an exercise price of $10.00 that are currently exercisable or become exercisable within 60 days after the record date of April 28, 2017. This amount excludes 167 options that are not exercisable 60 days after the record date of April 28, 2017.

(8) Includes 180 shares of common stock, 600 shares of common stock issuable upon the exercise of warrants at an exercise price of $125.00, and 333 shares of common stock issuable upon the exercise of options at an exercise price of $10.00 that are currently exercisable or become exercisable within 60 days after the record date of April 28, 2017. This amount excludes 167 options that are not exercisable 60 days after the record date of April 28, 2017.

(9) Includes 2,600 shares of common stock.

(10) Includes 833 shares of common stock issuable upon the exercise of options at an exercise price of $125.00 that are currently exercisable or become exercisable within 60 days after the record date of April. This amount excludes 9,167 options that are not exercisable 60 days after the record date of April 28, 2017.

(11) Includes 413 shares of common stock issuable upon the exercise of options at an exercise price of $125.00 that are currently exercisable or become exercisable within 60 days after the record date of April.

PROXY STATEMENT

OTHER MATTERS

Our Board does not know of any other matters that are to be presented for action at the Special Meeting. However, if any other matters properly come before the Special Meeting or any adjournment(s) thereof, it is intended that the enclosed proxy will be voted in accordance with the judgment of the persons voting the proxy.

ADDITIONAL INFORMATION ABOUT US

If you would like to receive further information about LM Funding America, Inc., please visit our website at www.lmfunding.com. The “Investors” section of our website contains management presentations, financial information, stock quotes and links to our filings with the SEC.

A copy of our annual report on Form 10-K for the fiscal year ended December 31, 2017, and our quarterly report on Form 10- Q for the quarterly period ended September 30, 2018, including the financial statements, but not including exhibits, will be provided at no charge to each person to whom this Proxy Statement is delivered on the written request of such person addressed to LM Funding America, Inc., Attn: Investor Relations, 302 Knights Run Avenue, Suite 1000, Tampa, Florida 33602, or by contacting Investor Relations at (813) 222-8996 or through our website at www.lmfunding.com.

You may read without charge, and copy at prescribed rates, all or any portion of the Proxy Statement or any reports, statements or other information in the files at the public reference facilities of the SEC’s principal office at Room 1580, 100 F Street, N.E., Washington, D.C., 20549. You can request copies of these documents on payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Our filings are also available on the Internet website maintained by the SEC at www.sec.gov.

In this Proxy Statement, we state that information and documents are available on our website. These references are merely intended to suggest where our stockholders may obtain additional information. The materials and other information presented on our website are not incorporated in and should not otherwise be considered part of this Proxy Statement.

INCORPORATION BY REFERENCE

We are incorporating by reference specified documents that we file with the SEC, which means that incorporated documents are considered part of this Proxy Statement. We are disclosing important information to you by referring you to those documents and information we subsequently file with the SEC will automatically update and supersede information contained in this Proxy Statement and in our other filings with the SEC. This document incorporates by reference the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, filed on April 17, 2018, and the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2018, filed on November 14, 2018.

Annex A

SENIOR SECURED CONVERTIBLE NOTE

NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.  IN ADDITION, HEDGING TRANSACTIONS INVOLVING THIS NOTE MAY NOT BE CONDUCTED UNLESS IN ACCORDANCE WITH THE SECURITIES ACT.  ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING SECTION 13 HEREOF. THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 3(c)(ii) OF THIS NOTE.

LM FUNDING AMERICA, INC.

Senior Convertible Promissory Note

Issuance Date: January 16, 2019Original Principal Amount: U.S. $3,581,982.16

FOR VALUE RECEIVED, LM FUNDING AMERICA, INC., a corporation incorporated and existing under the laws of Delaware (the “Company”), hereby promises to pay to the order of Craven House Capital North America LLC, a Florida limited liability company or its registered assigns (“Holder”) the amount set out above as the Original Principal Amount (as reduced pursuant to the terms hereof, the “Principal”) when due, whether upon the Maturity Date (as defined below), acceleration, or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal (as defined below) (as such interest on any outstanding Principal may be reduced pursuant to the terms hereof) at the applicable Interest Rate (as defined below) from the date set out above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon the Maturity Date or acceleration, or otherwise (in each case in accordance with the terms hereof). This Senior Secured Convertible Promissory Note (this “Note”, including all Notes issued in exchange, transfer or replacement hereof, collectively, the “Notes”) is issued pursuant to the Purchase Agreement (as defined below) on the Closing Date (as defined below). Certain capitalized terms used herein are defined in Section 24.  Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Purchase Agreement.

1.PAYMENTS OF INTEREST AND PRINCIPAL; PREPAYMENT.

(a)On the Maturity Date and unless this Note is earlier converted pursuant to Section 3 hereof, the Company shall pay to the Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest and accrued and unpaid Late Charges (as defined in Section 19(c)) on such Principal and Interest).

(b)The Company may not prepay all or any portion of the outstanding Principal, accrued and unpaid Interest and accrued and unpaid Late Charges other than in accordance with this Note or as agreed to in writing by the Holder.

2.INTEREST; INTEREST RATE.

(a)Interest on this Note shall commence accruing on the Issuance Date, shall accrue daily at the Interest Rate on the outstanding Principal amount from time to time, shall be computed on the basis of a 360-day year and twelve 30-day months and shall be payable in cash to the Holder on the Maturity Date unless earlier converted pursuant to Section 3.

(b)From and after the occurrence and during the continuance of any Event of Default, the Interest Rate shall automatically be increased to twelve percent (12.0%) per annum.  In the event that such Event of Default is subsequently cured, the adjustment referred to in the preceding sentence shall cease to be effective as of the date of such cure; provided that the Interest as calculated and unpaid at such increased rate during the continuance of such Event of Default shall continue to apply to the extent relating to the days after the occurrence of such Event of Default through and including the date of such cure of such Event of Default.

3.CONVERSION.

(a)Conversion Right.  From and after a Stockholder Approval, the Holder shall have the right at any time on or before the Maturity Date, to convert all or any part of the outstanding and unpaid Principal and accrued and unpaid Interest of this Note into fully paid and non-assessable Common Shares (“Conversion Shares”) at the Conversion Price (a “Conversion”).  Any amounts owed to the Holder pursuant to Section 3(c)(vii) hereof shall be paid in cash. The term “Conversion Price” means, with respect to any Conversion of this Note, $2.41 for each Common Share, subject to adjustment as set forth below.  For the avoidance of doubt, Common Shares shall be deemed to include any shares of capital stock or other securities of the Company into which such Common Shares shall hereafter be changed or reclassified.  In addition, from and after a Stockholder Approval and so long as no Event of Default has occurred and is continuing, the Company shall have the right to effect a Conversion all, but not less than all, of this Note (a “Company Conversion”).

(b)Authorization of Conversion Shares.  The Company covenants that during the period the conversion right exists, the Company will reserve from its authorized and unissued Common Shares a sufficient number of shares, free from preemptive rights, to provide for the issuance of Common Shares upon the full conversion of this Note. The Company is required at all times to have authorized and reserved the number of Common Shares that is actually issuable upon full conversion of the Note (based on the Conversion Price of the Note in effect from time to time) (the “Reserved Amount”). The Reserved Amount shall be increased from time to time in accordance with the Company’s obligations hereunder. The Company represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. In addition, if the Company shall issue any securities or make any change to its capital structure which would change the number of Common Shares into which this Note shall be convertible at the then current Conversion Price, the Company shall at the same time make proper provision so that thereafter there shall be a sufficient number of Common Shares authorized and reserved, free from preemptive rights, for conversion of this Note. The Company agrees that its issuance of this Note shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for Common Shares in accordance with the terms and conditions of this Note.

(c)Method of Conversion.

(i)Mechanics of Conversion.  Subject to Section 3(b), this Note may be converted by the Holder in whole or in part (or by the Company in whole) at any time on or after the Company has received shareholder approval for the Conversion, by (A) submitting to the other party a notice of conversion (the “Notice of Conversion”) (by facsimile, e-mail or other reasonable means of communication dispatched on the date of Conversion (the “Conversion Date”) prior to 5:00 p.m., New York, New York time) and surrendering this Note at the principal office of the Company.

(ii)Surrender of Note Upon Conversion.  Notwithstanding anything to the contrary set forth herein, upon Conversion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless the entire unpaid principal amount of this Note is so converted. The Holder and the Company shall maintain records showing the principal amount so converted and the dates of such Conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon each such conversion. In the event of any dispute or discrepancy, such records of the Company shall, prima facie, be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if any portion of this Note is converted as aforesaid, the Holder may not transfer this Note unless the Holder first physically surrenders this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note of like tenor, registered as the Holder (upon payment by the Holder of any applicable transfer taxes) may request, representing in the aggregate the remaining unpaid principal amount of this Note. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note represented by this Note may be less than the amount stated on the face hereof.

(iii)Payment of Taxes. The Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of Common Shares or other securities or property on conversion of this Note in a name other than that of the Holder (or in street name), and the Company shall not be required to issue or deliver any such units or other securities or property unless and until the person or persons (other than the Holder or the custodian in whose street name such units are to be held for the Holder’s account) requesting the issuance thereof shall have paid to the Company the amount of any such tax or shall have established to the satisfaction of the Company that such tax has been paid.

(iv)Delivery of Common Shares Upon Conversion. Upon receipt by the Company from the Holder, or receipt by Holder from the Company, of a facsimile transmission or e-mail (or other reasonable means of communication) of a Notice of Conversion meeting the requirements for conversion as provided in this Section 3, the Company shall issue and deliver or cause to be issued and delivered to or upon the order of the Holder certificates for the Common Shares issuable upon such conversion within two (2) Business Days after such receipt (the “Deadline”) (and, solely in the case of conversion of the entire unpaid principal amount hereof, surrender of this Note) in accordance with the terms hereof.

(v)Obligation of Company to Deliver Common Shares. Upon receipt by the Company or Holder of a Notice of Conversion, the Holder shall be deemed to be the holder of record of the Common Shares issuable upon such conversion, the outstanding Principal and the amount of accrued and unpaid Interest on this Note shall be reduced to reflect such Conversion, and, unless the Company defaults on its obligations under this Section 3, all rights with respect to the portion of this Note being so converted shall forthwith terminate except the right to receive the Common Shares or other securities, cash or other assets, as herein provided, on such Conversion. If a Notice of Conversion is delivered as provided herein, the Company’s obligation to issue and deliver the certificates for Common Shares shall be absolute and unconditional irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Company to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder of any obligation to the Company, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with such conversion. The Conversion Date specified in the Notice of Conversion shall be the Conversion Date so long as the Notice of Conversion is received by the Company before 5:00 p.m., New York, New York time, on such date.

(vi)Failure to Deliver Common Shares Prior to Deadline. Without in any way limiting the Holder’s right to pursue other remedies, including actual damages and/or equitable relief, the parties agree that if delivery of the Common Shares issuable upon conversion of this Note is not delivered by the Deadline the Company shall pay to the Holder $1,000 per day in cash, for each day beyond the Deadline that the Company fails to deliver such Common Shares. Such cash amount shall be paid to Holder by the fifth day of the month following the month in which it has accrued or, at the option of the Holder (by written notice to the Company by the first day of the month following the month in which it has accrued), shall be added to the principal amount of this Note, in which event interest shall accrue thereon in accordance with the terms of this Note and such additional principal amount shall be convertible into Common Shares in accordance with the terms of this Note. The Company agrees that the right to convert is a valuable right to the Holder. The damages resulting from a failure, attempt to frustrate, interference with such conversion right are difficult if not impossible to qualify.  Accordingly, the parties acknowledge that the liquidated damages provision contained in this Section 3(c)(vi) are justified.

(d)Status as Shareholders.  Upon submission of a Notice of Conversion by the Holder or the Company, (i) the Common Shares covered thereby shall be deemed converted into Common Shares and (ii) the Holder’s rights as a holder of such converted portion of this Note shall cease and terminate, excepting only the right to receive certificates for such Common Shares and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Company to comply with the terms of this Note. Notwithstanding the foregoing, if the Holder has not received certificates for all Common Shares prior to the tenth (10th) Business Day after the expiration of the Deadline with respect to a conversion of any portion of this Note for any reason, then (unless the Holder otherwise elects to retain its status as a holder of Common Shares by so notifying the Company) the Holder shall regain the rights of a holder of this Note with respect to such unconverted portions of this Note and the Company shall, as soon as practicable, return such unconverted Note to the Holder or, if the Note has not been surrendered, adjust its records to reflect that such portion of this Note has not been converted.  In all cases, the Holder shall retain all of its rights and remedies.

4.RIGHTS UPON EVENT OF DEFAULT.

(a)Event of Default.  Each of the following events shall constitute an “Event of Default”:

(i)the Company’s or any of its subsidiary’s failure to pay to the Holder any amount of Principal, Interest, Late Charges or other amounts when and as due under this Note or any other Transaction Document (as defined in the Note Purchase

Agreement) or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby and thereby, except, in the case of a failure to pay Interest and Late Charges when and as due, in which case only if such failure remains uncured for a period of at least five (5) Business Days;

(ii)the occurrence of any default under, redemption of or acceleration prior to maturity of an aggregate of any Indebtedness of the Company or any of its Subsidiaries in excess of $100,000, or the occurrence or existence of any event of default for which the Company has received a notice from the lender under any outstanding loan or credit facility in connection with a breach of a financial covenant set forth in the governing agreement of such loan or credit facility which has not been cured within twenty (20) Business Days;

(iii)bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Company or any Subsidiary and, if instituted against the Company or any Subsidiary by a third party, shall not be dismissed within thirty (30) days of their initiation;

(iv)the commencement by the Company or any Subsidiary of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree, order, judgment or other similar document in respect of the Company or any Subsidiary in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, or the admission by it in writing of its inability to pay its debts generally as they become due, the taking of corporate action by the Company or any Subsidiary in furtherance of any such action or the taking of any action by any Person to commence a Uniform Commercial Code foreclosure sale or any other similar action under federal, state or foreign law;

(v)the entry by a court of (i) a decree, order, judgment or other similar document in respect of the Company or any Subsidiary of a voluntary or involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or (ii) a decree, order, judgment or other similar document adjudging the Company or any Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of the Company or any Subsidiary under any applicable federal, state or foreign law or (iii) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree, order, judgment or other similar document or any such other decree, order, judgment or other similar document unstayed and in effect for a period of thirty (30) consecutive days;

(vi)a final judgment or judgments for the payment of money aggregating in excess of $50,000 are rendered against the Company and/or any of its Subsidiaries and which judgments are not, within thirty (30) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within thirty (30) days after the expiration of such stay; provided, however, any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $50,000 amount set forth above so long as the Company provides the Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder) to the effect that such judgment is covered by insurance or an indemnity and the Company or such Subsidiary (as the case may be) will receive the proceeds of such insurance or indemnity within thirty (30) days of the issuance of such judgment;

(vii)the Company and/or any Subsidiary, individually or in the aggregate, either (i) fails to pay, when due, or within any applicable grace period, any payment with respect to any Indebtedness in excess of $25,000 due to any third party (other than, with respect to unsecured Indebtedness only, payments contested by the Company and/or such Subsidiary (as the case may be) in good faith by proper proceedings and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP) or is otherwise in breach or violation of any agreement for monies owed or owing in an amount in excess of $25,000, which breach or violation permits the other party thereto to declare a default or otherwise accelerate amounts due thereunder, or (ii) suffer to exist any other circumstance or event that would, with or without the passage of time or the giving of notice, result in a default or event of default under any material agreement binding the Company or any Subsidiary, which default or event of default would or is likely to have a material adverse effect on the business, assets, operations (including results thereof), liabilities, properties, condition (including financial condition) or prospects of the Company or any of its Subsidiaries, taken as a whole; provided, however, that in the case of foregoing clauses (i) and (ii), only if such failure, circumstance, or breach remains uncured for a period of five (5) consecutive Business Days after receipt of written notice of such breach;

(viii)other than as specifically set forth in another clause of this Section 4(a), the Company or any Subsidiary breaches any material representation, warranty, covenant or other term or condition of any Transaction Document, except, in the case of a breach of a covenant or other term or condition that is curable, only if such breach remains uncured for a period of five (5) consecutive Business Days after receipt of written notice of such breach;

(ix)the Company’s issuance, offer, sale, grant of any option or right to purchase, or other disposition (or any announcement in connection with any of the foregoing) of any equity security or any equity-linked or related security (including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the Securities Act)), or any Convertible Securities, without the prior written consent of the Holder, except to the extent allowed under any existing agreements of the Company.  “Convertible Securities” means any capital stock, note, debenture, preferred stock or other security of the Company or any of its Subsidiaries that is, or may become, at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock, note, debenture or other security of the Company (including, without limitation, Common Shares) or any of its Subsidiaries; or

(x)any Change of Control occurs.

(b)Remedies Upon Event of Default.  Upon the occurrence of an Event of Default with respect to this Note, Holder may, at Holder’s option, declare the full amount of this Note immediately due and payable without notice or demand.  In the event of the occurrence of an Event of Default and in addition to all other rights and obligations set forth herein, the Company shall be responsible for reasonable attorneys’ fees, and legal and other expenses for the collection thereof.  In addition, the Company hereby waives presentment, demand for payment, notice of dishonor, and all other notices or demands in connection with the delivery, acceptance, performance, default or endorsement of this Note.

5.RIGHTS UPON FUNDAMENTAL TRANSACTION.  The Company shall not enter into or be party to a Fundamental Transaction unless the Holder approves the Fundamental Transaction and the Successor Entity assumes in writing all of the obligations of the Company under this Note and the other Transaction Documents in accordance with the provisions of this Section 5 pursuant to written agreements in form and substance satisfactory to the Holder and approved by the Holder prior to such Fundamental Transaction, including agreements to deliver to each holder of the Note, in exchange for such Note, a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Note, including, without limitation, having a principal amount and interest rate equal to the principal amounts then outstanding and the interest rates of the Note held by such holder, and having similar ranking to the Note, and satisfactory to the Holder. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein. Notwithstanding the foregoing, the Holder may elect, at its sole option, by delivery of written notice to the Company to waive this Section 5 to permit the Fundamental Transaction without the assumption of this Note. The provisions of this Section 5 shall apply similarly and equally to successive Fundamental Transactions.

6.SECURITY INTEREST.  This Note is secured by a security interest in all of the assets of the Company.

7.NONCIRCUMVENTION.  The Company hereby covenants and agrees that the Company will not, by amendment of its articles of incorporation, bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note.

8.CERTAIN ADJUSTMENTS.  The Conversion Price and number of Conversion Shares issuable upon conversion of this Note are subject to adjustment from time to time as set forth in this Section 8.

(a) Common Share Dividends and Splits. If the Company, at any time while this Note is outstanding, (i) pays a dividend on its Common Shares or otherwise makes a distribution on any class of capital stock that is payable in Common Shares, (ii) subdivides its outstanding Common Shares into a larger number of units, (iii) combines its outstanding Common Shares into a smaller number of units, or (iv) otherwise conducts a corporate action or transaction to change the number of outstanding Common Shares, including any reorganization, recapitalization, or other transaction similar to (i) through (iii), then in each such case the Conversion Price shall be multiplied by a fraction, the numerator of which shall be the number of Common Shares outstanding immediately before such event and the denominator of which shall be the number of Common Shares outstanding immediately after such event. Any adjustment made pursuant to this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution or the effective date of such subdivision or combination, as applicable.

(b)Subsequent Rights Offerings.  If the Company, at any time while this Note is outstanding, shall issue rights, options or warrants to all holders of the Common Shares entitling them to subscribe for or purchase Common Shares (the “Purchase Rights”), then, upon any conversion of this Note, the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights that the Holder could have acquired if the Holder had held the number of Conversion Shares issued upon such conversion of this Note immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of the Common Shares are to be determined for the grant, issue or sale of such Purchase Rights.

(c)Pro Rata Distributions.  If the Company, at any time while this Note is outstanding, shall distribute to all holders of Common Shares evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security other than Common Shares (a “Distribution”), then, upon any conversion of this Note, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of Conversion Shares issued upon such conversion of this Note immediately before the date on which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of Common Shares are to be determined for the participation in such Distribution.

(d)Fundamental Transactions.  If, at any time while this Note is outstanding  (i) the Company effects any Fundamental Transaction in accordance with Section 5 herein, then the Holder shall have the right thereafter to receive, upon the Conversion, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the Conversion Shares then issuable upon conversion in full of this Note without regard to any limitations on exercise contained herein (the “Alternate Consideration”); provided, however, that such limitations on exercise shall continue to apply upon the occurrence of such Fundamental Transaction.  The provisions of this paragraph (b) shall similarly apply to subsequent transactions analogous to a Fundamental Transaction.

(e)Calculations.  All calculations under this Section 8 shall be made to the nearest cent or the nearest 1/100th of a unit, as applicable. The number of Common Shares outstanding at any given time shall not include units owned or held by or for the account of the Company, and the sale or issuance of any such units shall be considered an issue or sale of Common Shares.

9.VOTING RIGHTS.  The Holder shall have no voting rights as the holder of this Note, except as required by law and as expressly provided in this Note.

10.COVENANTS.  Until the Note has been redeemed, paid, converted or otherwise satisfied in accordance with its terms:

(a)Rank.  All payments due under the Note shall be rank senior in payment to all other unsecured and subsequently secured Indebtedness of the Company and its Subsidiaries.

(b)Additional Capital.  The Company shall not, without Holder’s consent, raise additional capital from a third party, including through the sale and issuance of any securities of the Company or any additional Indebtedness of the Company other than in the ordinary course of business consistent with past practice.

(c)Fundamental Transactions.  The Company shall not, without the Holder’s consent, enter into a Fundamental Transaction.

(d)Restricted Payments.  The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness, whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness if at the time such payment is due or is otherwise made or, after giving effect to such payment, (i) an event constituting an Event of Default has occurred and is continuing or (ii) an event that with the passage of time and without being cured would constitute an Event of Default has occurred and is continuing.

(e)Restricted Issuances.  The Company shall (i) only incur additional Indebtedness after the Closing Date in accordance with Section 10(a) or (b), above, and (ii) not issue any other securities that would cause a breach or default under this Note.

(f)Restriction on Redemption and Cash Dividends.  The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, redeem, repurchase or declare or pay any cash dividend or distribution on any of its capital stock (other than any obligations to do so outstanding as of the Issuance Date).

(g)Restriction on Transfer of Assets.  The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, sell, lease, license, assign, transfer, spin-off, split-off, close, convey or otherwise dispose of any material assets or rights of the Company or any Subsidiary owned or hereafter acquired whether in a single transaction or a series of related transactions, other than (i) sales, leases, licenses, assignments, transfers, conveyances and other dispositions of such assets or rights by the Company and its Subsidiaries in the ordinary course of business and (ii) sales of inventory in the ordinary course of business. Notwithstanding the foregoing, this provision shall not apply to any transactions pursuant to a binding agreement existing on the date hereof.

(h)Change in Nature of Business.  The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, engage in any material line of business substantially different from those lines of business conducted by the Company and each of its Subsidiaries on the Issuance Date or any business substantially related or incidental thereto.  The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, modify its or their corporate structure or purpose.

(i)Preservation of Existence, Etc.  The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.

(j)Maintenance of Properties, Etc.  The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of its Subsidiaries to comply, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any material loss or forfeiture thereof or thereunder.

(k)Maintenance of Intellectual Property.  The Company will, and will cause each of its Subsidiaries to, take all reasonable action necessary or advisable to maintain all of the Intellectual Property Rights of the Company and/or any of its Subsidiaries that are necessary or material to the conduct of its business in full force and effect.

(l)Maintenance of Insurance.  The Company shall maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated.

(m)Material Transactions with Affiliates.  Without the consent of Holder, the Company shall not, nor shall it permit any of its Subsidiaries to, enter into, renew, extend or be a party to, any material transaction or series of related material transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any affiliate except in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it or its Subsidiaries than would be obtainable in a comparable arm’s length transaction with a Person that is not an affiliate thereto.

11.PARTICIPATION.  The Holder, as the holder of this Note, shall not be entitled to any dividends paid or distributions made to the holders of Common Shares.

12.AMENDING THE TERMS OF THIS NOTE.  The prior written consent of the Holder shall be required for any change or amendment to this Note.

13.TRANSFER.  This Note may be offered, sold, assigned or transferred by the Holder without the consent of the Company, subject only to the provisions of Section 14(a) below and Section 5 of the  Purchase Agreement.

14.REISSUANCE OF THIS NOTE.

(a)Transfer.  If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 14(d)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less than the entire outstanding Principal is being transferred, a new Note (in accordance with Section 14(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this Section 14(a), following redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

(b)Lost, Stolen or Mutilated Note.  Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 14(d)) representing the outstanding Principal.

(c)Note Exchangeable for Different Denominations.  This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 14(d) and in principal amounts of at least $1,000) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d)Issuance of New Notes.  Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 14(a) or Section 14(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest and Late Charges on the Principal and Interest of this Note, from the Issuance Date.

15.REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF.  The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note.  The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note.

16.PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS.  If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees and disbursements. The Company expressly acknowledges and agrees that no amounts due under this Note shall be affected, or limited, by the fact that the purchase price paid for this Note was less than the original Principal amount hereof.

17.CONSTRUCTION; HEADINGS.  This Note shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note. Each and every reference to unit prices, Common Shares and any other numbers in this Note that relate to the Common Shares shall be automatically adjusted for stock splits, stock dividends, stock combinations and other similar transactions that occur with respect to the Common Shares after the date of this Note.  Terms used in this Note but defined in the other Transaction Documents shall have the meanings ascribed to such terms on the Closing Date in such other Transaction Documents unless otherwise consented to in writing by the Holder.

18.FAILURE OR INDULGENCE NOT WAIVER.  No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

19.NOTICES; CURRENCY; PAYMENTS.

(a)Notices.  Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore.

(b)Currency.  All dollar amounts referred to in this Note are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Note shall be paid in U.S. Dollars.

(c)Payments.  Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, unless otherwise expressly set forth herein, such payment shall be made in lawful money of the United States of America by a certified check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing, provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day. Any amount of Principal or other amounts due under the Transaction Documents which is not paid when due (solely to the extent such amount is not then accruing interest at the Default Rate) shall result in a late charge being incurred and payable by the Company in an amount equal to simple interest on such amount at the rate of twelve percent (12.0%) per annum from the date such amount was due until the same is paid in full (“Late Charge”).

20.CANCELLATION.  After all Principal, accrued Interest, Late Charges and other amounts at any time owed on this Note have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

21.WAIVER OF NOTICE.  To the extent permitted by law, the Company hereby irrevocably waives demand, notice, presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the  Purchase Agreement.

22.GOVERNING LAW; VENUE.  This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of Florida, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Florida or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Florida. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Hillsborough County, Florida, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.    In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder.  THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

23.MAXIMUM PAYMENTS.  Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law.  In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.

24.CERTAIN DEFINITIONS.  For purposes of this Note, the following terms shall have the following meanings:

(a)“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(b)“Change of Control” means any Fundamental Transaction other than (i) any merger of the Company or any of its, direct or indirect, wholly-owned Subsidiaries with or into Holder or any affiliate of Holder, (ii) any reorganization, recapitalization or reclassification of the Common Shares in which holders of the Company’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, are, in all material respects, the holders of the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such reorganization, recapitalization or reclassification, or (iii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or any of its Subsidiaries.

(e)“Closing Date” is the date the Company initially issued the Note.

(c)“Common Shares” means (i) shares of the Company’s common stock, US$0.0001 par value per share, and (ii) any capital stock into which such common shares shall have been changed or any share capital resulting from a reclassification of such common shares.

(d)“Fundamental Transaction” means that (i) the Company or any of its Subsidiaries shall, directly or indirectly, in one or more related transactions, (1) consolidate or merge with or into (whether or not the Company or any of its Subsidiaries is the surviving corporation) any other Person, or (2) sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other Person, or (3) allow any other Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (4) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other Person whereby such other Person acquires more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act and the rules and regulations promulgated thereunder) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Voting Stock of the Company. Fundamental Transaction shall not mean any transaction involving the Company and any one or more of its affiliates, Subsidiaries, or any of their respective officers or directors or the affiliates of officers or directors of the Company, and it shall not mean the transactions contemplated by the Purchase Agreement and this Note.

(i)“GAAP” means United States generally accepted accounting principles, consistently applied.

(j)“Indebtedness” shall have the meaning set forth in the Purchase Agreement.

(k)“Interest Rate” means three percent (3%) per annum, simple interest, as may be adjusted from time to time in accordance with Section 2(b).

(l)“Maturity Date” shall mean 360 days from the Closing Date; provided, however, the Maturity Date may be extended at the option of the Holder (i) in the event that, and for so long as, an Event of Default shall have occurred and be continuing or any event shall have occurred and be continuing that with the passage of time and the failure to cure would result in an Event of Default or (ii) through the date that is twenty (20) Business Days after the consummation of a Fundamental Transaction in the event that a Fundamental Transaction is publicly announced or a Fundamental Transaction Notice is delivered prior to the Maturity Date.

(m)“Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person.

(n)“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(o)“Purchase Agreement” means that certain Purchase Agreement, dated as of the Closing Date, by and between the Company and the Holder pursuant to which the Company issued this Note, as may be amended from time to time.

(r)“Purchase Agreement” means that certain Stock Purchase Agreement, dated as of the Closing Date, by and between the Company and the Holder pursuant to which the Company issued this Note, as may be amended from time to time.

(s)“Stockholder Approval” shall mean such approvals by the Company’s stockholders of the transactions contemplated by the Purchase Agreement and this Note as shall be required by Nasdaq Listing Rule 5635 (or any successor rule or provision).

(t)“Subsidiaries” means subsidiaries of the Company.

(u)“Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(v)“Voting Stock” of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers, trustees or other similar governing body of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

[signature page follows]

IN WITNESS WHEREOF, the Company has caused this Senior Convertible Promissory Note to be duly executed as of the Issuance Date set out above.

LM FUNDING AMERICA, INC.

By:	/s/ Bruce M. Rodgers
Name: Bruce M. Rodgers
Title: Chief Executive Officer

Instructions:

Please complete the form below as needed to indicate the action desired for owned issues.

All submissions must be on the participant’s letterhead and must have that participant’s medallion stamp. You must submit completed forms via the WINS application. A user guide to the process can be found here:

http://www.dtcc.com/~/media/Files/Downloads/Settlement-Asset-Services/Issuer%20Services/WINS-User-Guide-Demand-and- Dissents.pdf

For questions or additional forms, send requests via electronic mail to:

demandanddissent@dtcc.com

By: /s/ Bruce M. Rodgers

Bruce M. Rodgers

Chief Executive Officer

LM FUNDING AMERICA, INC. 302 Knights Run Avenue Suite 1000 Tampa, FL 33602  Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.  ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.  VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.  VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.      NAME CONTROL # g SHARES       PAGE 1 OF 2  0000000000000000   123,456,789,012.12345 THE COMPANY NAME INC. - COMMON      TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒   THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.    KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY   For Against Abstain  ☐  ☐  ☐  ☐  ☐  ☐ The Board of Directors recommends you vote FOR proposals 1, and 2. 1 The issuance of shares of Common Stock in connection with the Conversion and the Follow-On Conversion Offer pursuant to NASDAQ Stock Market Rules 5635(b) and 5635(d) 2 The approval of an adjournment of the Special Meeting, if necessary or appropriate, to establish a quorum or to permit further solicitation of proxies for proposal 1 if there are not sufficient votes at the time of the Special Meeting cast in favor of one or both  NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. (see reverse for instructions) Yes No ☐ Please indicate if you plan to attend this meeting ☐ ☐ Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 Signature [PLEASE SIGN WITHIN BOX] Date JOB # Signature (Joint Owners) Date SHARES CUSIP # SEQUENCE #

Table of Contents

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is available at www.proxyvote.com LM Funding America, Inc. Special Meeting of Stockholders April [   ], 2019, 2:00 p.m. Eastern Time This proxy is solicited on behalf of the Board of Directors The undersigned hereby appoints Bruce M Rodgers and Richard Russell, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot,  all of the shares of Common Stock of LM Funding America, Inc. that the undersigned is entitled to vote at the Special Meeting of Stockholders to be held at 2:00 p.m., Eastern Time on April [   ], 2019 at 302 Knights Run Avenue, Suite 1000 Tampa, FL  33602, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Address change/comments: (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side